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                                                                   Exhibit 5.1
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                                HALE AND DORR
                              COUNSELLORS AT LAW

                60 STATE STREET, BOSTON, MASSACHUSETTS  02109
                       617-526-6000 * FAX 617-526-5000






                                          June 19, 1995


Staples, Inc.
100 Pennsylvania Avenue
Framingham, Massachusetts  01701-9328


Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 5,750,000 shares of Common Stock, $.0006 par value per share (the "Shares"), of Staples, Inc., a Delaware corporation (the "Company"). The Shares are to be issued and sold by the Company upon the conversion of the Company's outstanding 5% Convertible Subordinated Debentures due 1999 (the "Debentures") and pursuant to a Standby Agreement to be entered into by and between the Company and Alex. Brown & Sons Incorporated (the "Standby Agreement").

        We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, including the Standby Agreement. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws, as amended, of the Company, and a copy of the Certificate of Incorporation, as amended, of the Company.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.






WASHINGTON, DC                     BOSTON, MA                     MANCHESTER, NH
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     HALE AND DORR IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
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Staples, Inc.
June 19, 1995
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        We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized, and (ii) when the Shares are issued and sold upon conversion of the Debentures or pursuant to the Standby Agreement, the Shares will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the capiton "Legal Matters".

                                             Very truly yours,


                                             /s/ Hale and Dorr
                                             HALE AND DORR